UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 4, 2013

Vitran Corporation Inc.
(Exact name of registrant as specified in its charter)

ONTARIO, CANADA	001-32449	98-0358363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

185 The West Mall, Suite 701, Toronto, Ontario, Canada	M9C 5L5
(Address of principal executive offices)	(Zip Code)

416-596-7664
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(b) Resignation of President and Chief Executive Officer

On April 4, 2013, Richard Gaetz resigned as President and Chief Executive Officer of Vitran Corporation Inc. (the "Company or "Vitran"), and as a member of the Company's Board of Directors (the "Board"), effective immediately. Mr. Gaetz has not expressed any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Item 5.02(c) Appointment of Interim President and Chief Executive Officer

Effective as of April 4, 2013, the Board appointed William Deluce, a current member of the Board, to serve as the Interim President and Chief Executive Officer of the Company. The Board will immediately commence a search to hire a permanent President and Chief Executive Officer.

In addition to being a director of the Company since April 21, 2004, Mr. Deluce, age 64, has been the Chief Executive Officer and a director of various corporations. He has been the President and Chief Executive Officer of CSAE Inc., an aircraft leasing, financing and management company, since 1998. Mr. Deluce also serves as the President of Wicklow Consulting Inc, a diversified investment company with global interests in the aviation and mining sectors. He also served as the President and Chief Executive Officer of McComas Industries International Inc. and SMT Surface Modification Technologies Inc. from 1998 to 2000. Mr. Deluce was also a director of Canstar Resources Inc. and a director of Candor Ventures Corp. until May 2005.

Mr. Deluce holds a bachelor of applied science in Chemical Engineering from the University of Toronto.

The Company has not yet formalized an executive employment agreement or management consulting agreement with Mr. Deluce.

Immediately prior to his appointment as the Company's Interim President and Chief Executive Officer, Mr. Deluce was the Chair of the Company's Compensation Committee, and also a member of the Company's Nominating and Governance Committee. However, as a result of his new duties, he has ceased to be independent under NASDAQ listing standards for director independence. Accordingly, the Board has appointed Georges Hébert to succeed him as the Chair of the Compensation Committee, and David McClimon has succeeded him as a member of the Nominating and Governance Committee.

Board Committees

As a result of these changes, the Committees of the Board now consist of the following directors:

Audit Committee

John R. Gossling, Chair
Georges Hébert
Richard D. McGraw

Compensation Committee

Georges Hébert
Richard D. McGraw
Anthony F. Griffiths

Nominating and Governance Committee

Anthony F. Griffiths, Chair
Richard D. McGraw
David McClimon

Each of the members of these Committees has been determined by the Board of Directors to be an independent director in accordance with NASDAQ listing standards.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Exhibit
99.1

Vitran Corporation Inc. press release, dated April 4, 2013, announcing the resignation of Richard Gaetz as President and Chief Executive Officer and the appointment of William Deluce as Interim President and Chief Executive Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vitran Corporation Inc.
Date: April 9, 2013	/s/ FAYAZ D. SULEMAN Fayaz D. Suleman Vice President Finance and Chief Financial Officer